EXHIBIT 99.6


            THE CHALONE WINE GROUP REPORTS THIRD QUARTER 2004 RESULTS


Napa,  California,  November 5, 2004 --- The Chalone Wine Group,  Ltd.  (Nasdaq:
CHLN) announced today it had net revenues of $46.5 million and a net loss of $214,000 during the first nine months of 2004, compared to a net revenue of $45.3 million and a net income of $883,000 in the same period of 2003.

"While the competition in the marketplace remains fierce, we're pleased to post an increase of almost $1.2 million in net revenues," said President and CEO Tom Selfridge. "The wines from our newest wineries--Provenance Vineyards, Orogeny Vineyards and Hewitt Vineyard--have earned critical acclaim and continue to sell well. Plus, this is the first year for Provenance Vineyards' tasting room, which has quickly become a popular stop in Napa Valley and is also adding to our bottom line. At the same time, our more established wineries are doing well in the market."

Selfridge said, "As we discussed in our second quarter results, on May 17th we received a proposal from Domaines Barons de Rothschild (Lafite) SCA (DBR) to purchase the company. We formed an independent special committee of the board of the directors to evaluate the proposal, and the committee retained outside attorneys and financial advisors to assist its evaluation of the DBR proposal. If we subtract the $939,000 costs associated with the proposed acquisition, we would have reported a profit of $725,000 for this period."

Commenting on the proposal, Selfridge said, "As announced on November 1st, the Company has signed an agreement for DBR to acquire all of the outstanding publicly held shares of Chalone common stock. While the review of the proposal took some time and we still need shareholder approval, we remain focused on business as usual as we enter what is typically the busiest time in selling wine. Throughout this long process our employees continue to perform magnificently and I thank them."

Chalone Wine Group, Ltd. is a Napa-based company specializing in premium red and white varietal wines. In California, the Company owns and operates Acacia(R) Vineyard in the Carneros area of Napa County, and Provenance(TM) Vineyards, Hewitt(TM) Vineyard and Jade Mountain(R) in Napa County; Chalone Vineyard(R) in Monterey County; and Moon Mountain(R) Vineyard, Dynamite(R) Vineyards and Orogeny(TM) Vineyards in Sonoma County; and Echelon Vineyards in San Miguel. In conjunction with its 50 percent joint-venture partner, Paragon Vineyard Co., the Company also owns and operates Edna Valley Vineyard(R) in San Luis Obispo County. In Washington State, the Company owns and operates Sagelands(R) Vineyard and Canoe Ridge(R) Vineyard. In the Bordeaux region of France, the Company owns
23.5 percent of the Fourth-Growth estate of Chateau Duhart-Milon, in partnership with Domaines Barons de Rothschild (Lafite), which owns the other 76.5 percent.

For more information about Chalone Wine Group, visit WWW.CHALONEWINEGROUP.COM

The information provided above in this release includes a non-GAAP financial measure. The profit of $725,000 noted above is a non-GAAP, pro forma measure obtained by adding back to the Company's GAAP net loss of $214,000 expenses totaling $939,000 associated with the cited proposal and various efforts of the Company in connection with the proposal. The Company believes this information may help investors to better understand our operating results without the expenses associated with the proposal. This non-GAAP profit measure is provided as additional information only and is not intended as an alternative for financial information presented in accordance with GAAP.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding Chalone Wine Group's performance in the marketplace and operational success, future events and management's plans and expectations. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including variations in market taste as well as demand, changes in worldwide supply and demand of grapes and wine and delays in consummating, or the failure to consummate, the proposed acquisition with DBR. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Chalone Wine Group's periodic filings with the Securities and Exchange Commission, including the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004. The Company undertakes no obligation to update forward-looking statements to reflect events or uncertainties occurring after the date of this press release.

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CHALONE WINE GROUP
Earnings Release for the
Quarter Ended September 30, 2004

The financial position and results below are in thousands of US dollars:

                                                                                                            September 30,
                                                                                                      -------------------------
                                                                                                          2004             2003
                                                                                                          ----             ----
                                      Current assets                                                  $105,868          $92,108

                                      Total assets                                                     201,145          197,655

                                      Current liabilities                                                                43,097
                                                                                                        47,700

                                      Shareholders' equity                                             111,048           96,832

                                      Working capital                                                                    49,011
                                                                                                        58,168

                                                                         Three months ended            Nine months ended
                                                                            September 30,                 September 30,
                                                                       --------------------------------------------------------
                                                                           2004             2003          2004             2003
                                                                           ----             ----          ----             ----
Gross revenues                                                          $16,481          $16,878      $ 47,951          $46,792
Excise taxes                                                               (463)            (492)       (1,360)          (1,394)
                                                                        --------         --------     ---------         --------
Net revenues                                                             16,018           16,386        46,591           45,398
Cost of wines sold                                                      (10,741)         (10,912)      (31,553)         (30,303)
                                                                        --------         --------     ---------         --------
Gross profit                                                              5,277            5,474        15,038           15,095
Other operating revenue, net                                               (111)               3          (111)              24
Cost associated with proposed acquisition                                  (627)               -          (939)               -
Depreciation and Amortization                                              (200)            (236)         (621)            (683)
SG&A expenses                                                            (3,481)          (3,190)      (10,193)          (9,491)
                                                                        --------         --------     ---------         --------
Operating income                                                            858            2,051         3,174            4,945
Interest expense, net                                                    (1,278)          (1,371)       (4,113)          (3,875)
Other income                                                                 88               63           290              161
Equity in net income of Chateau Duhart-Milon                                (64)             (35)          530              418
Minority interest                                                           (65)             (65)         (244)            (152)
                                                                        --------         --------     ---------         --------
Income before income taxes                                                 (461)             643          (363)           1,497
Income taxes                                                                189             (264)          149             (614)
                                                                        --------         --------     ---------         --------
Net income (loss)                                                       $  (272)         $   379      $   (214)         $   883
                                                                        ========         ========     =========         ========

Diluted earnings per share                                              $ (0.02)         $  0.03     $   (0.02)         $  0.07
Average number of shares outstanding - diluted                           12,345           12,078        12,345           12,079






CONTACT: Ken Morris 707-254-4263, cell phone: 707-235-2303,
Kmorris@ChaloneWineGroup.com